UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 7, 2012 (May 10, 2012)

Santa Fe Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Former name:

Baby All Corp.

Delaware	333-17302	99-0362658
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4011 West Plano Parkway, Suite 126
Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 870-7060

Former address:

c/o Efrat Schwartz

17 HaRav Frank Street

Jerusalem, Israel 96387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company,” as that term is defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise generally applicable to public companies. These provisions include:

o	A requirement to have only two years of audited financial statements and only two years of related MD&A in a registration statement;
o	Exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
o	Reduced disclosure about our executive compensation arrangements;
o	No non-binding advisory votes on executive compensation or golden parachute arrangements; and
o	Exemption from complying with new or revised accounting standards, unless such standards are applicable to private companies.

Some of these exemptions, such as the exemption from the auditor attestation requirement and the exemption from say-on-pay votes, are already available to us as a “smaller reporting company,” as that term is defined in Regulation S-K of the Securities Act of 1933, as amended (the “ Securities Act ”). Under the JOBS Act, we may take advantage of these provisions for up to five years, or until such earlier time as we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our shares of common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three year period.

We have chosen to “opt out” of the accounting standards referenced in Section referenced in Section 7(a)(2)(B) of the Securities Act and Section 107(b) of the JOBS Act and have chosen not to take advantage of any of these reduced reporting burdens in this Current Report on Form 8-K (this “Form 8-K”). As a result of this election, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-“emerging growth companies”. Our decision to opt out of the extended transition period is irrevocable.

However, other than our permanent election to “opt out” of the accounting standards referenced in Section 7(a)(2)(B), we may choose to take advantage of the scaled disclosure provisions for emerging growth companies in future filings. If we do so, the information that we provide to our shareholders may be different than what our shareholders might get from other public companies in which they hold equity interests.

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2012, Santa Fe Petroleum, Inc., f/k/a Baby All Corp., a Delaware corporation (the “Registrant”), entered into a Share Exchange Agreement, attached hereto as Exhibit 2.1 (the “Exchange Agreement”), with Santa Fe Operating, Inc., a Delaware corporation engaged in the exploration and production of oil and gas (“SFO”), Tom Griffin, an individual, on behalf of the holders (the “SFO Shareholders”) of 100% of the issued and outstanding common stock of SFO (the “SFO Stock”), and Efrat Schwartz, an individual and the holder of a majority of the issued and outstanding shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Exchange Agreement, each SFO Shareholder was issued one share of Common Stock in exchange for all of its shares of SFO Stock (the “Exchange”). Pursuant to the terms of the Exchange Agreement, the Exchange closed on May 20, 2012 (the “Closing Date”). As a result, (i) the Registrant issued an aggregate of 33,478,261 shares of Common Stock to the SFO Shareholders; (ii) the Registrant issued warrants to purchase an aggregate of 6,764,856 shares of Common Stock to the SFO Shareholders, at an exercise price of $0.50 per share, a form of which is attached hereto as Exhibit 10.5; and (iii) SFO became a wholly-owned subsidiary of the Registrant.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 10, 2012, the Registrant entered into the Exchange Agreement, as described in Item 1.01 (which is incorporated by reference), pursuant to which SFO became a wholly-owned subsidiary of the Registrant on the Closing Date. Prior to consummating the Exchange, the Registrant was a shell company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Exchange, the Registrant acquired an unevaluated oil and natural gas property in Comanche County, Texas, which is currently the Registrant’s principal asset. The assets acquired by the Registrant pursuant to the Exchange are described in further detail in the disclosure attached hereto and provided pursuant to Item 2.01(f).

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The disclosure provided pursuant to this Item 2.01 relates primarily to SFO and Santa Fe Land, LLC, a wholly-owned subsidiary of SFO, and to our business plans following the Share Exchange. Information relating to our business prior to the Share Exchange has been previously reported in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2011, as filed with the Securities and Exchange Commission on March 22, 2012, and is incorporated herein by reference.

For accounting purposes, this transaction is being accounted for as a reverse merger, since the SFO Shareholders collectively beneficially own approximately 84.8% of the Common Stock.  In connection with the Exchange, the Registrant amended its articles of incorporation to change its name from Baby All Corp. to Santa Fe Petroleum, Inc. on May 17, 2012.

 Item 3.02 Unregistered Sales of Equity Securities.

 On the Closing Date, pursuant to the Exchange Agreement, as described in Item 1.01 (which is incorporated by reference), the Registrant effected the Exchange. In accordance with the Exchange, and in consideration for 100% of the issued and outstanding SFO Stock, the Registrant issued to the SFO Shareholders: (i) an aggregate of 33,478,261 shares of Common Stock (the “Exchange Shares”), and (ii) warrants to purchase an aggregate of 6,764,856 shares of Common Stock (the “Warrants”), which Warrants are exercisable at any time for a period of three years from the date of issuance at an exercise price of $0.50 per share.

The offer and sale of the Exchange Shares and the Warrants were exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) and Regulation D promulgated thereunder. The Exchange Shares and the Warrants were issued directly by the Registrant and did not involve a public offering or general solicitation. Each SFO Shareholder represented to us in writing that it is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

 Item 5.01 Changes in Control of Registrant.

 On the Closing Date, in connection with the Exchange and as described in Items 1.01 and 3.02 (which are incorporated by reference), 33,478,261 shares of Common Stock, or approximately 84.8% of the issued and outstanding shares of Common Stock, became beneficially owned by the SFO Shareholders. Effective May 10, 2012, and pursuant to the terms of the Exchange Agreement, Efrat Schwartz and Merav Shalom, who comprised the entire the board of directors of the Registrant (the “Board”) on that date, resigned. Immediately thereafter, the SFO Shareholders elected Tom Griffin, Bruce Hall and Jack Nelson to the Board, resulting in a change in control of the Registrant. Prior to the Exchange, Efrat Schwartz was the beneficial owner of a majority of the issued and outstanding Common Stock. Following the Exchange, 72.2% of the issued and outstanding Common Stock was collectively owned by Messrs. Griffin, Hall and Nelson.

The disclosure required by Item 5.01 (a) (8) is attached hereto.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 10, 2012, Efrat Schwartz and Merav Shalom, who comprised the entire Board on that date, resigned. Neither of Mmes. Schwartz and Shalom had any disagreement with the Registrant, known to an executive officer of the Registrant, on any matter related to the Registrant’s operations, policies or practices.

On May 10, 2012, the SFO Shareholders acted by written consent to elect Tom W. Griffin, Bruce A. Hall and Jack Nelson to serve as members of the Board, and elected Mr. Griffin to serve as Chairman of the Board. Also effective May 10, 2012, Ms. Schwartz resigned as the Registrant’s President and Chief Executive Officer, and Ms. Shalom resigned as the Registrant’s principal accounting officer and principal financial officer. Immediately thereafter, the Board appointed Mr. Griffin as the President and Secretary of the Registrant, and appointed Mr. Hall as Chief Executive Officer and Chief Financial Officer of the Registrant. For a complete discussion of the composition of the Board as well as the newly-appointed officers of the Company, and in accordance with the disclosure requirements of Item 5.02(c), please see the section of the attached disclosure entitled “Directors and Executive Officers, Promoters and Control Persons,” which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

 In connection with the Exchange and as reported in Item 1.01 and 2.01 (which are incorporated by reference), the Company has ceased to be a “shell company,” as that term is defined in Rule 12b-2 of the Exchange Act.

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TABLE OF CONTENTS

Description of Business	5
Risk Factors	11
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Description of Properties	22
Security Ownership of Certain Beneficial Owners and Management	23
Directors, Executive Officers, Promoters, and Control Persons	23
Indemnification of Directors and Officers	24
Executive Compensation	25
Certain Relationships and Related Transactions, and Director Independence	26
Recent Sales of Unregistered Securities	28
Description of Securities	28
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	29
Legal Proceedings	30
Financial Statements and Supplementary Data	30
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	30
Financial Statements and Exhibits	30

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DESCRIPTION OF BUSINESS

On May 10, 2012, Santa Fe Petroleum, Inc., f/k/a Baby All Corp., a Delaware corporation (the “we,” “us,” “our,” or the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”), with Santa Fe Operating, Inc., a Delaware corporation engaged in the exploration and production of oil and gas (“ SFO ”), Tom Griffin, an individual, on behalf of the holders (the “SFO Shareholders”) of 100% of the issued and outstanding common stock of SFO (the “SFO Stock”), and Efrat Schwartz, an individual and the holder of a majority of the issued and outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Exchange Agreement, each SFO Shareholder was issued one share of Common Stock in exchange for each of such SFO Shareholder’s shares of SFO Stock (the “Exchange”). Pursuant to the terms of the Exchange Agreement, the Exchange closed on May 20, 2012 (the “Closing Date”). As a result, (i) we issued an aggregate of 33,478,261 shares of Common Stock to the SFO Shareholders; (ii) we issued warrants to purchase an aggregate of 6,764,856 shares of Common Stock to the SFO Shareholders, at an exercise price of $0.50 per share; and (iii) SFO became our wholly-owned subsidiary.

Prior to the Exchange, our business plan was to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “infant medicine dispenser.” We were incorporated in Delaware on November 30, 2010, and a Design Patent Transfer and Sale Agreement was signed between Mrs. Julie Franchi (the inventor and seller), in relation to a patented technology on December 13, 2010, granting us exclusive rights, title and interest in and to the Design Patent Number: 380828 and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for an infant medicine dispenser. We were not able to commercialize the product due to a lack of funds, and we did not build a prototype. Hence, no testing was ever done to determine the ability of the technology to perform as expected, its reliability or its cost effectiveness. As a result, we were not able to commence operations under the infant medicine dispenser business plan and were in the development stage at the time of the Exchange.

As the result of the Exchange, we are now a development stage company engaged in the acquisition, exploration, and development of oil and gas properties. In addition to the development of our existing property interests, we intend to acquire additional oil and gas interests in the future. Our management believes that our future growth will primarily occur through the acquisition of additional oil and gas properties following extensive due diligence by our company. We also may elect to proceed through collaborative agreements and joint ventures in order to share expertise and reduce operating costs with other experts in the oil and gas industry. The analysis of new property interests will be undertaken by or under the supervision of our management and our board of directors (our “Board”). Although the oil and gas industry is currently very competitive, our management believes that many undervalued prospective properties remain available for acquisition purposes.

Our principal asset consists of an unevaluated oil and natural gas property in Comanche County, Texas, which approximated $494,000 as of December 31, 2011. The unevaluated oil and natural gas property was originally drilled in 2009, as the Barnett Cody #1A test (the “Test Well”). However, additional capital is needed for us to commence further drilling activities. As a result of the additional capital requirements, the reservoir analysis has not been completed. As such, we have classified the oil and natural gas property as unevaluated as of December 31, 2011. As of December 31, 2011, the primary term of our oil and natural gas lease, which we hold through Santa Fe Land, LLC, a Texas limited liability company and a wholly-owned subsidiary of SFO (“SFL”), was through March 2012; however, subsequent to December 31, 2011, SFL extended the primary term through March 2014.

On May 11, 2011, SFO acquired 100 percent of the issued and outstanding units of membership interest of Santa Fe Land, LLC (such units, the “SFL Units”), a Texas limited liability company and a wholly-owned subsidiary of SFO (“SFL”). SFO issued an aggregate of 33,478,261 shares of its common stock and 1,999,150 warrants to purchase its common stock to holders of SFL units of membership interest (the “SFL Unit Holders”) in exchange for their SFL Units (the “SFL Acquisition”). The SFL Unit Holders were comprised entirely of entities under the control of Tom Griffin, the Company’s Chairman of the Board and a related party (the “Principal Stockholder”), including Long Branch Petroleum, LP (“LB”). The acquisition of SFL by SFO is being accounted for as a combination of entities under common control. Therefore, the acquisition has been recorded at the historical cost basis of the assets transferred.

In connection with the SFL Acquisition, we acquired SFL’s oil and natural gas working interests of 100% with a net revenue interest of 75% for the Test Well in Comanche County, Texas. Additionally, we acquired a mineral lease over approximately 76 acres of land as part of the SFL Acquisition.

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SFL has entered into Lease Acquisition Agreements (the “Lease Acquisition Agreements”), a form of which is attached hereto as Exhibit 10.2, with Langtre LLC and Woodlake, LLC (together, the “Land Banks”), both of which are wholly-owned by LB and SF Petroleum, LLC (f/k/a Santa Fe Petroleum, LLC), a Texas limited liability company (“SFP”). The President of both LB and SFP is Tom Griffin, our President and Chairman of the Board. The arrangement with the Land Banks, and other similar arrangements we intend to enter into, is designed to allow us to build an inventory of oil and gas leases in the same vicinity as our Test Well in a more cost-efficient manner. We have not had, and currently do not have, the funds required to acquire the acreage directly. We anticipate that upon the announcement of successful drilling results, the cost of acreage would be significantly higher than current rates. As a result, we believe that the Land Banks and other similar arrangements provide us control of acreage despite our current lack of funds and provide us a protection against substantial price increases for leases. As of September 1, 2012, the Land Banks had acquired 10 leases on approximately 1,524 acres and no leases have been acquired by us through the Lease Acquisition Agreement. A form of the lease is attached hereto as Exhibit 10.6. Additionally, form 10.6.1 attached hereto is a schedule detailing the date of agreement and the acres under the leases as all of the leases are substantially the same except for the lessor and the date of the agreement. The primary term for each lease is three (3) years and the Land Bank has an option to renew the lease term for an additional two (2) year period with a payment of one hundred dollars ($100) per acre. The lease is in full force as long as there is oil or gas produced in paying quantities. Paying quantities is defined as the amount of oil or gas sold to a third party (any amount) and is therefore not considered as a dry hole. If either (1) there is a dry hole or (2) drilled wells do not produce oil and gas to be sold at paying quantities for 90 consecutive days, then the Land Bank will pay a shut in royalty of $1.00 per acre annually. The Land Bank’s failure to pay the shut in royalty shall render the Land Bank liable for the royalty but does not terminate the lease.

The material terms under each of the Lease Acquisition Agreements includes that we may purchase the leases, or portions of the leases, held by the Land Banks from time to time, provided, however, that we are obligated to purchase all the leases held by the Land Banks within two years from the from the date the Land Banks were formed, respectively, subject to change by mutual consent. During the term of the Lease Acquisition Agreements, the Land Bank cannot terminate our option to purchase the leases.

The aggregate purchase price for the leases will be equal to a 50% minimum return or 50% annualized return, whichever is greater, of the total investment raised by LB through the sale of its holdings of our Common Stock and utilized for the support of the Land Banks. LB acquired shares of our Common Stock as a result of the SFL Acquisition and the subsequent Exchange discussed above.

Land Bank investors will receive proceeds from the sale of leases by the Land Banks to SFL based on their Participation Agreements, in form attached hereto as Exhibit 10.3. LB will use the funds raised from investors in the Land Banks to acquire oil and gas leases selected by SFL. Additionally, at our discretion, we may borrow up to $150,000 of the funds from the Land Banks for testing the Test Well owned by SFL (the “Land Bank Loan”).

As part of the commercial arrangement with the Land Banks, we have guaranteed all obligations of SFL under the Lease Acquisition Agreement. The amount of our financial risk related to these guarantees will depend on the amount and value of the leases that the Land Banks acquire..

As discussed more fully below, under the Lease Acquisition Agreements, SFL is obligated to acquire leases from the Land Banks. Under the initial terms of the Lease Acquisition Agreements, an initial payment would have been due within thirty (30) days (unless extended by mutual agreement) following the Exchange, equaling the total of all costs funded by Land Banks at the time of the initial payment and the assumption of all outstanding lease drafts and any costs yet to be paid. Effective June 10, 2012, SFL and Land Banks executed an extension of the initial payment date, and pursuant to this extension the initial payment is currently due on September 30, 2012. SFL’s acquisitions of Leases may occur from time to time, but must be completed within two years of February and April of 2012, which are the dates on which each of the Land Banks were formed, respectively.

At the time SFL completes the acquisition of all the Leases or pays the Land Bank Loan in full, whichever is later, the Lease Acquisition Agreements require that SFL make an additional payment to the Land Banks equal to the greater of (a) 50% of the total contributions by participants to the Land Banks less the sum of (i) lease acquisition payments made by SFL to the Land Banks in excess of the Land Banks’ costs to acquire the leases plus (ii) aggregate interest paid on the loan to SFL or (b) an amount that, after taking into account the amount and timing of all distributions from the Land Banks to participants, will repay the participants’ contributions and provide a minimum of a 50% annualized return to the participants on their non-repaid contributions (that is, outstanding contributions not repaid) over the life of each of the Land Banks.

Through our arrangements with the Land Banks, LB will raise capital from third party investors (“Participants”) through a private offering of participation interests, and in turn use its funds to acquire oil and gas leases selected by SFL.  Additionally, at our discretion, we may draw upon the Land Bank Loan for testing the Test Well owned by SFL.

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Additionally, if SFL has drawn on the Land Bank Loan, the Land Bank Loan will bear interest at 50% minimum return, or 50% annualized return, whichever is greater, over and up to a two year period and be payable in full not later than eighteen (18) months after the Land Banks were formed.

If, for any reason, SFL fails to acquire all remaining leases or repay the loan as discussed above from one or both of the Land Banks, in addition to any other remedies it may have for such failure, such Land Bank may sell the remaining leases to other purchasers. Additionally, we will be liable if SFL does not perform its obligations.

Background

In 1997 our chairman of the board, Tom Griffin, established Santa Fe Petroleum, LLC, a Texas limited liability company engaged in oil and gas operations (“SFP2”) that subsequently ceased operations and forfeited its status with the Texas Secretary of State in 2006. In 2010, Mr. Griffin formed a new entity, SFP, as a business to engage in oil and gas exploration and production. SFP2 drilled 25 vertical and horizontal wells in East Texas and achieved significant aggregate returns for investors in those projects. As of the date of this Form 8-K/A, SFP is a holding company with no oil and gas operations, and we have no ownership in the prior business or wells drilled in East Texas. In December 2009 that business drilled the Test Well on a 76-acre lease in the Bend Arch-Fort Worth Basin in Texas. Baker Hughes, a top-tier oilfield services company, interpreted the logs and Weatherford Laboratories, who is engaged in all facets of rock and fluid analysis for the purpose of evaluating hydrocarbon resources around the world, analyzed the core samples. The side-wall core samples were taken every two feet beginning a few feet below the Barnett Shale in the Ellenberger formation and above the Barnett Shale a few feet in the Marble Falls formation. The results show oil exists in a porous, 101-feet-thick blanket formation with the top of the formation at the initial test-well location at a depth of approximately 2,600 feet below the surface.

In order to exploit this opportunity, Mr. Griffin and the investors in the Test Well formed SFO, a Texas corporation, in 2011. SFO’s wholly owned subsidiary, SFL, which was originally incorporated in Texas in 2009, owns the 76-acre oil and gas lease and the Test Well. Aside from acquiring the Test Well and associated leases, SFO and SFL have not conducted any operations and have not begun oil and gas production from the Test Well. As a result of the Exchange on May 10, 2012, SFO and SFL became our wholly owned subsidiaries.

Our Business

We are a development stage oil and gas company led by an experienced management team and focused on production of oil and natural gas. Our business plan is to acquire oil and gas properties for appraisal and development. Through the Land Bank arrangement and similar arrangements, we plan to gain control over substantial oil and gas prospects, which will be acquired from the Land Banks from time to time as we are prepared to begin our appraisal and drilling operations on specific leases. We will employ strict selection guidelines for our projects including, but not limited to, priority to projects with near term cash flow potential, pay-back period, quantity and quality of oil and gas reserves and utilizing premier oilfield services and engineering firms in analyzing and conducting our operations. Until we form a subsidiary that is qualified to be the operator under our oil and gas leases, an affiliated company will act as contract operator.

The Test-Well Site

Through SFL, we hold a 100% working interest (75% net revenue interest) on approximately 76 acres located in the Fort Worth Basin in North Central Texas. A working interest is an interest in a mineral property that entitles the owner of that interest to a share of the mineral production from the property, usually subject to a royalty. A working interest permits the owner to explore, develop, and operate the property. The working-interest owner bears the costs of exploration, development, and operation of the property and, in return, is entitled to a share of the mineral production from the property or to a share of the proceeds therefrom. It may be assigned to another party in whole or in part, or it may be divided into other special property interests. Net revenue interest is an interest net of the payment for a royalty.

The terms of the lease, a form of which is attached hereto as Exhibit 10.4, included an expiration date in March of 2012 or as long as there is production of oil and gas, with the option to extend the primary term for two years at the option of the lessee. SFL has exercised its option to extend the term, and the new expiration date is in March of 2014, or as long as there is production of oil and gas. We have not yet started production of oil and gas on our lease. Our lease is located in the Bend Arch-Fort Worth Basin oil and gas producing province designated by the United States Geological Survey. Several prolific-producing fields have been discovered in this area beginning in the early 1900s. At the test-well site, the Barnett Shale begins at a depth of approximately 2,600 feet. Another target oil and gas producing horizon in the region surrounding the test-well site will be the Marble Falls Formation, a layer of limestone and shaley (tight) limestone that lies directly above the Barnett Shale.

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Participation Agreement for Land Acquisition

Through our arrangements with the Land Banks, LB will raise capital from third party investors (“Participants”) through a private offering of participation interests, and in turn use its funds to acquire oil and gas leases selected by SFL.  Additionally, at our discretion, we may draw upon the Land Bank Loan for testing the Test Well owned by SFL.

SFL has entered into Lease Acquisition Agreements with the Land Banks pursuant to which SFL will have the option from time-to-time to acquire leases held by the Land Banks at prices to be determined based on the date of each purchase and the obligation to buy any remaining leases the Land Bank owns at the end of a two (2) year period at a price determined by a preset formula, as discussed below.

As part of the commercial arrangement with the Land Banks, we guaranteed all obligations of SFL under the Lease Acquisition Agreement.  The amount of our financial risk related to these guarantees will depend on the amount and value of the leases that the Land Bank acquires.  Additionally, pursuant to the Loan Bank Loan, SFL may borrow funds to pay the expenses of testing the Test Well owned by SFL.

Under the Lease Acquisition Agreement, SFL has the obligation to acquire leases from the Land Banks. An initial payment was due within thirty (30) days (unless extended by mutual agreement) following the reverse merger and was to be the total of all costs funded by Land Banks at the time of the initial payment and the assumption of all outstanding lease drafts and any costs yet to be paid (such payment, the “Initial Payment”). Effective June 10, 2012, SFL and the Land Banks executed an extension of the Initial Payment date to September 30, 2012 and is attached hereto as Exhibit 10.7.

The aggregate purchase price for the leases will be equal to a 50% minimum return, or 50% annualized return, whichever is greater, of the total funds raised by the Land Banks through the sale of our Common Stock held by LB, which LB acquired pursuant to two transactions, the SFL Acquisition and the subsequent Exchange, both of which are described more fully above. If we fail to meet the specific requirements of a particular lease, such as requirements relating to future drilling and the production of oil and gas, such lease may terminate or otherwise expire.

At the time SFL completes the acquisition of all the Leases or repays the Land Bank Loan, whichever is later, the Lease Acquisition Agreement requires that SFL make an additional payment to the Land Banks equal to the greater of (a) a 50% minimum return, or a 50% annualized return, whichever is greater, of the total contributions by participants to the Land Bank, less the sum of (i) lease acquisition payments made by SFL to the Land Banks in excess of the Land Banks’ costs to acquire the leases plus (ii) aggregate interest paid on the Land Bank Loan or (b) an amount that, after taking into account the amount and timing of all distributions from the Land Bank to participants, will repay the participants’ contributions and provide a minimum of a 50% return, or 50% annualized return, whichever is greater, to the participants on their non-repaid contributions (that is, outstanding contributions not repaid) over the life of the Land Banks. Any excess profits remaining would be allocated 50% to the Participants and 50% to the Land Bank (no profits are allocated to the Company). As an example, as of September 1, 2012, the existing 1,524 acres under the Lease Acquisition Agreements and the Land Bank had received contributions from Participants in the amount of $400,000. SFL could acquire the leases from the Land Bank for $600,000 (including the initial payment), or at an effective rate of $381 per acre.

Additionally, if the Land Banks provide funds to SFL pursuant to the Land Bank Loan, the Land Bank Loan will bear interest at 50% minimum return, or 50% annualized return, whichever is greater, and be payable in full not later than 24 months after the Land Bank was formed.

As of September 1, 2012, the Land Banks have entered into 10 leases on approximately 1,524 acres in the general vicinity of the Test Well. The Land Banks intend to continue leasing additional acreage in the general area of the Test Well.

If, for any reason, SFL fails to acquire all remaining leases or repay the loan as discussed above, in addition to any other remedies the Land Banks may have for such failure, the Land Banks may sell the remaining leases to other purchasers.  Additionally, as a result of our guaranty in connection with the Land Banks, as discussed above, we will be liable if SFL does not meet its contractual obligations.

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Business Strategy

Our immediate strategy is to acquire control of oil and gas leases on substantial acreage in the southwest part of the Bend Arch-Fort Worth Basin in Texas. We plan to evaluate these prospects with a focus on drilling for and production of oil from the Barnett Shale and Marble Falls Formations in this prospect area.

Competition

We compete with other companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration companies with which we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties, and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas companies for available resources, including, but not limited to, professional exploration and production, geological and engineering personnel services and supplies, for the drilling completion and production of hydrocarbon resources.

Intellectual Property

We do not own any copyrights, patents, or trademarks. We own the Internet domain name www.sfpetro.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names. During each of the last two fiscal years, we had no expenditures on research and development activities.

 Governmental Regulation

Our oil and gas operations are subject to various federal, state, and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation, and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, and local laws and regulations relating primarily to the protection of human health and the environment. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned, and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. The discharge of oil or gas or other pollutants into the air, soil, or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development, or exploration activities or otherwise adversely affect our financial condition, results of operations, or prospects.  We could incur significant liability for damages, clean-up costs, and penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property, or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.  Any of the foregoing could have a material adverse effect on our financial results.

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Failure to comply with environmental laws could result in fines or penalties being owed to third parties or governmental entities, the payment of which could have a material adverse effect on our financial condition or results of operations.

The Company believes that through its affiliate entities, it has all required permits, licenses, approvals and other authorizations that are necessary or required as of the date of this Form 8-K/A.

Employees

We currently have no employees. Our officers and other personnel currently provide their services pursuant to oral consulting agreements, the terms of which are set forth on Exhibit 10.6 hereto, and we plan to enter into written agreements with these individuals in the future. Until the scope of our operations warrants otherwise, we plan to outsource independent consultant engineers and geologists on a part time basis to conduct our operations.

Facilities

Our executive offices are located at 4011 W. Plano Parkway, Suite 126, Plano, Texas 75093, where we occupy approximately 1,000 square feet of office space. We pay rent of $2,625 per month under an arrangement with a company controlled by Mr. Griffin, which leases the space from an unaffiliated owner. We believe that our current office space and facilities will have to be expanded in the near future to meet our growth plans.

Reports to Security Holders

At the current time, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Section 15(d) of the Exchange Act. We are currently not subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, however we intend to become subject to those requirements by the end of the calendar year 2012. The public may read and copy any materials we file with the Securities and Exchange Commission (the “SEC”) at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Internet Website

Our Internet website is www.sfpetro.com, which is currently under construction.

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RISK FACTORS

Risks Related to Our Business

If we do not raise additional capital, we may be unable to continue as a going concern.

In order to fully execute our business strategy, we require additional cash resources of approximately $5,000,000 over the next twelve months. If we are unable to raise this money, we may need to drill less wells, thereby reducing value to holders of our equity securities. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot make assurances that financing will be available in amounts or on terms acceptable to us, if at all, and failure to secure the necessary financing could have a significant impact on our ability to continue as a going concern.

We closed the Exchange with no cash proceeds, and we may not be able to obtain the required capital to fund our continuing operations and our business plan.

We closed the Exchange transaction with no cash proceeds. Accordingly, we are subject to corporate governance and financial reporting requirements without any cash. Although we expect that the closing of a proposed offering of our Common Stock will occur in the near future, there is a risk that the we will not close the proposed offering would have no way to operate our business.

We expect that our current capital and our other existing resources will only be sufficient to provide a limited amount of working capital, and the revenues generated from our properties in Texas alone will not be sufficient to fund both our continuing operations and our planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required, which may hamper our growth or cause us to incur losses on ongoing projects if we do not have sufficient resources to manage them.

Our business may be harmed if we are unable to retain our interests in leases.

All our properties are held as interests in oil and gas mineral leases. If we fail to meet the specific requirements of each lease, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease. The termination or expiration of our working interest relating to any lease would harm our business, financial condition, and results of operations.

Our oil and gas property is held in the form of leases.  If we default on those leases, we may lose our interest in those properties.

Our properties are held in the form of leases and working interests in leases. If we or the holder of the lease fails to meet the specific requirement of a lease, the lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met, although we exercise our commercially reasonable efforts to do so. The termination or expiration of our leases or the working interests relating to a lease may have a material adverse effect on our results of operations and business.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including our chairman of the board and our chief executive officer and chief financial officer. The loss of the services of such key personnel could have a material adverse effect on us.  We do not currently have any key-person insurance in effect for these key individuals. In addition, the competition for qualified personnel in the oil and gas industry is intense, and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

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We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third-party services, we may not be able to operate.

We may rely on third parties to operate some of the assets in which we possess an interest. Assuming the presence of commercial quantities of oil or gas on our properties, the success of the oil and gas operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfills our obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited, adversely affecting our financial performance.  Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk-management practices.  The failure of third-party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

Risks Related to the Oil and Gas Industry

Our exploration, appraisal, and development activities are subject to many risks that may affect our ability to profitably extract oil and gas reserves or achieve targeted returns.  In addition, continued growth requires that we acquire and successfully develop additional oil reserves.

Oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating, and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion, and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity, or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop, and commercially produce oil and natural gas reserves.  Without the continual addition of new reserves, any existing reserves and production will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects.  No assurance can be given that we will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition, and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  There is no assurance that commercial quantities of oil or gas will be discovered or acquired by us.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards or may materially affect our operating results if any of such hazards were to occur.

Oil and gas exploration, development, and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases, and spills, each of which could result in substantial damage to oil wells, production facilities, other property and the environment or in personal injury. Oil and gas production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs, and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our results of operations, liquidity, and financial condition.

To date, we have not generated revenues from production of our oil and gas lease interests.  Our oil and gas exploration and development activities will be focused on the exploration and development of our properties which are high-risk ventures with uncertain prospects for success.  In addition, we will not have earnings to support our activities should the wells drilled or properties acquired prove not to be commercially viable.  No assurance can be given that commercial quantities of oil or gas will be successfully produced as a result of our exploration and development efforts.  Further there is no guarantee that we will generate sufficient revenues from production of our reserves.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.  The results of such studies and tests are subjective, and no assurances can be given that exploration and development activities based on positive analysis will produce oil or gas in commercial quantities or costs.  As developmental and exploratory activities are performed, further data required for evaluation of our oil and gas interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil or gas in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

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If we are unable to compete successfully with the large number of oil and gas producers in our industry, we may not be able to achieve profitable operations.

Oil and gas exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil and gas properties and in the marketing of oil and gas.  Our competitors include oil and gas companies that have substantially greater financial resources, staff, and facilities than we do.  Our ability to increase reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and gas include price and methods and reliability of delivery.  Competition may also be presented by alternative fuel sources.

We are subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

Our operations in the United States are subject to regulation at the federal, state, and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil and gas, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could have a material adverse effect on our financial condition or results of operations.  Our operations are subject to significant laws and regulations, which may adversely affect our ability to conduct business or increase our costs.  Extensive federal, state, and local laws and regulations relating to health and environmental quality in the United States affect nearly all of our operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

 Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned, and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability, and potentially increased capital expenditures and operating costs. The discharge of oil or gas or other pollutants into the air, soil, or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development, or exploration activities or otherwise adversely affect our financial condition, results of operations, or prospects.  We could incur significant liability for damages, clean-up costs, and penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property, or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.  Any of the foregoing could have a material adverse effect on our financial results.

Moreover, we cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced, or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require us to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on our financial condition or results of operations.

Our ability to market and sell oil and gas successfully is subject to a number of factors that are beyond our control and that may adversely impact our ability to produce and sell oil and gas or to achieve profitability.

The marketability and price of oil or gas that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to market our oil and gas may depend upon our ability to acquire space on pipelines that deliver oil or gas to commercial markets. We may also be affected by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, export of oil or gas, and by many other aspects of the oil and gas business.

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Our revenues, profitability, and future growth and the carrying value of our oil and gas properties are substantially dependent on prevailing prices of oil and gas. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil, market uncertainty, and a variety of additional factors beyond our control. These factors include economic conditions in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil or gas would have an adverse effect on the carrying value of our proved reserves, borrowing capacity, revenues, profitability, and cash flows from operations.

Volatile oil and gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil and gas leases or interests in oil and gas leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the oil and gas industry. Nevertheless, there may be title defects that affect some of our properties, which may adversely affect us.

Our reserve estimates are subject to numerous uncertainties and may be inaccurate.

There are numerous uncertainties inherent in estimating quantities of oil and gas reserves and cash flows to be derived from reserves, including many factors beyond our control. In general, estimates of economically recoverable oil or gas reserves and the future net cash flows from reserves are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies, and future operating costs, all of which may vary from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil or gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery, and estimates of future net revenues expected from reserves prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes, and development and operating expenditures with respect to our reserves will vary from estimates, and such variations could be material.

Estimates of proved or unproved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves, and such variations could be material.

Risks Related to Investment in Our Common Stock

We are subject to the reporting requirements of federal securities laws, which will be expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately held company.

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Our compliance with Sarbanes-Oxley and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications Sarbanes-Oxley requires publicly traded companies to obtain.

We may not be able to achieve the benefits we expect to result from the Exchange.

On May 20, 2012, we completed the Exchange.  We may not realize the benefits that we hope to receive as a result of the Exchange, which include:

•	access to the capital markets of the United States;
•	increased market liquidity expected to result from the Exchange;
•	ability to use registered securities to make acquisition of assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Exchange will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

We will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including Sarbanes-Oxley and related rules and regulations, are creating uncertainty for public companies. We are evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our shares may have limited liquidity.

A substantial portion of our shares of Common Stock will be closely held by certain insider investors. Consequently, the public float for our shares may be highly limited. As a result, should you wish to sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

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Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of Common Stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our Common Stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry:

•	additions or departures of key personnel; and

•	future sales of our Common Stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our Common Stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially.

We have been subject to public reporting requirements only since January 2012 have committed limited personnel and resources to the development of the external reporting and compliance obligations that required of a public company. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with Sarbanes-Oxley as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our Common Stock to decrease substantially.

Our Common Stock has not yet traded on a national securities exchange and in the future may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our Common Stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our Common Stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock at or above your purchase price if at all, which may result in substantial losses to you.

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The market for our Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously if a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future revenues or profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We currently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board. We currently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our Common Stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their Common Stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We will require additional cash resources due to fully execute our business strategy. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Pursuant to the recently enacted JOBS Act, we may take advantage of an extended transition period for complying with new or revised accounting standards, which could have a negative effect on the trading market for our shares.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards, and as a result, we currently plan to not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Under the JOBS Act, if an emerging growth company decides to take advantage of the scaled accounting standards referenced in Section 7(a)(2)(B) of the Section 107(b) of the JOBS Act, it must take advantage of all, but not some, of the scaled accounting disclosures. In the future, we may choose to comply with the scaled accounting disclosures in accordance with the JOBS Act. As a result of such election, our financial statements may not be comparable to the financial statements of other companies that comply with public company effective dates. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We cannot predict if investors will find our capital stock less attractive because we rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares, and our trading price may be more volatile.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K/A, including SFO’s audited financial statements for the period from May 11, 2011 (commencement of operations) to December 31, 2011, the three months ended March 31, 2012 and related notes.

Overview

We are a development stage exploration oil and gas company led by an experienced management team and focused on exploration and production of oil and natural gas. Our business plan is to acquire oil and gas properties for exploration, appraisal, and development.   We will employ strict selection guidelines for our projects including but not limited to 1) priority to projects with near term cash flow potential, pay-back period, quantity and quality of oil and gas reserves and utilizing premier oilfield services and engineering firms in analyzing and conducting our operations.

As a result of the Exchange Agreement, for accounting purposes, SFO is deemed to have acquired the Company. Accordingly, the financial statement data presented are those of SFO for all periods.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JOBS Act and Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. Section 102 (IS IT 102 or 107) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to “opt out” of this extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-“emerging growth companies”. Our decision to opt out of the extended transition period is irrevocable.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and natural gas producing activities, as further defined under ASC 932, Extractive Activities - Oil and Natural Gas. Under these provisions, costs to acquire mineral interests in oil and natural gas properties, to drill exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process that relies on interpretations of available geologic, geophysic, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well. Capitalized costs of producing oil and natural gas interests are depleted on a unit-of-production basis. If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If a determination cannot be made as to whether the reserves that have been found can be classified as proved, the cost of drilling the exploratory well is not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired and its costs are charged to expense. Its cost can, however, continue to be capitalized if a sufficient quantity of reserves is discovered in the well to justify its completion as a producing well and the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

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Use of Estimates

The Company’s estimates of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of natural gas and oil that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. Estimates of economically recoverable natural gas and oil reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future natural gas and oil prices, future operating costs, severance taxes, development costs and workover costs, all of which may in fact vary considerably from actual results. The future drilling costs associated with reserves assigned to proved undeveloped locations may ultimately increase to the extent that these reserves are later determined to be uneconomic. For these reasons, estimates of the economically recoverable quantities of expected natural gas and oil attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity of the reserves, which could affect the carrying value of the Company’s oil and natural gas properties and/or the rate of depletion related to the oil and natural gas properties.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-03, Extractive Activities - Oil and Gas (Topic 932) , to align the oil and natural gas reserve estimation and disclosure requirements of Topic 932 with the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting . The Company adopted ASU No. 2010-03 on May 11, 2011 (commencement of operations). There was no immediate impact of this adoption given the Company is in the development stage and its oil and natural gas property are not proven as of December 31, 2011. Management expects ASU No. 2010-03 to affect the Company once the Company has the financial wherewithal to carry out its drilling plans.

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities. This ASU affect all entities that have financial instruments and derivative instruments that are either offset or subject to an enforceable master netting arrangement or similar agreement. ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable user of its financial statements to understand the effect of those arrangements on its financial position. The provisions of ASU 2011-11 are applicable to annual reporting periods beginning on or after January 1, 2011 and interim periods within those annual periods. The Company has not yet determined the impact of this ASU on our consolidated financial statements.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $542,000 for the period from May 11, 2011 (commencement of operations) through December 31, 2011 and a net loss of $113,000 for the three months ended March 31, 2012. Additionally, at December 31, 2011 and March 31, 2012 respectively, the Company had no cash, a working capital deficit of ($418,000 and $531,000) and a deficit accumulated during the development stage of ($542,000 and $655,000), which could have a material impact on the Company’s financial condition and operations. Our substantial obligations pose risks to our business and stockholders by:

•	making it more difficult for us to satisfy our obligations;
•	impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and
•	making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.

The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures and working capital requirements. Our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our Common Stock. The accompanying consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amount and classification of liabilities which may result from the inability of the Company to continue as a going concern.

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Results of Operations

For the period from May 11, 2011 (commencement of operations) to December 31, 2011, and for the three month period ending March 31, 2012, we had no revenue. From May 11, 2011 (commencement of operations) to December 31, 201, we had a net loss of $542,000 and expenses of $542,000 consisting principally of compensation ($304,000) and professional and consulting fees ($212,000) incurred in connection with our efforts to raise capital and to achieve listing with OTC Markets and trading as a public company. For the three months ended March 31, 2012, we had a net loss of $113,000 and expenses of $113,000 consisting principally of compensation ($60,000) and professional and consulting fees ($32,000) incurred in our efforts to raise capital and to achieve listing with OTC Markets and trading as a public company. From May 11, 2011 (commencement of operations) through March 31, 2012, we have incurred a loss of $655,000.

Liquidity and Capital Resources

At December 31, 2011 and March 31, 2012 respectively, we had no cash and a working capital deficit of ($418,000 and $542,000). As of the date of this Form 8-K/A filing, we have no cash to meet our outstanding obligations and conducting our oil and gas exploration and production activities.

A critical component of our operating plan is the ability to obtain additional capital through additional equity or debt financing. We do not believe that existing capital and anticipated funds from operations will be sufficient to execute our strategic plan during 2012 without either equity or debt financing. We have engaged an investment bank to raise up to $5 million in a private placement of our Common Stock and the agreement is attached hereto as Exhibit 10.8. We believe that the $5 million of funding will provide sufficient capital to conduct our business plan over the next twelve months. We cannot ensure that financing will be available in amounts or on terms acceptable to us, if at all, and failure to secure the necessary financing could have a significant impact on our ability to continue as a going concern. We plan to seek additional capital in the future to fund growth and expansion through additional equity or debt financing. No assurance can be made that such financing will be available.

As discussed above in the section entitled “Participation Agreement for Land Acquisition,” which is hereby incorporated by reference, we intend to purchase leases from the Land Banks pursuant to the Lease Acquisition Agreements. The source of funds for the Initial Payment will be from the anticipated closing of the Company’s current $5 million private placement. The Initial Payment is the total of all costs funded by Land Banks including acquisition, legal and transaction expenses. Effective June 10, 2012, SFL and the Land Banks executed an extension of the Initial Payment date to September 30, 2012 and is attached hereto as Exhibit 10.7.

We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in the oil and gas exploration industry. To address these risks we must, among other things, implement and successfully execute our business strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition, and results of operations.

Off-Balance Sheet Arrangements

Pursuant to the Lease Acquisition Agreement, the Land Banks will raise capital through a private offering of participation interests, and in turn use its funds to acquire oil and gas leases selected by SFL. Additionally, at our discretion, SFL may borrow up to $150,000 of the funds from the Land Bank for testing the Test Well.

We, along with SFL, have entered into Lease Acquisition Agreements with the Land Banks pursuant to which SFL will have the option from time-to-time to acquire leases held by the Land Banks at prices to be determined based on the date of each purchase and the obligation to buy any remaining leases the Land Bank owns at the end of a two (2) year period at a price determined by a preset formula as discussed below.

As part of the commercial arrangement with the Land Banks, we guarantee all obligations of SFL under the Lease Acquisition Agreement.  The amount of our financial risk related to these guarantees will depend on the amount and value of the leases that the Land Bank acquires.  Based on current estimates we expect that we will be guaranteeing the purchase of $5,000,000 or more in leases. This amount is subject to change.  Additionally, the Land Bank may lend up to $150,000 to SFL to fund the expenses of testing the Test Well owned by SFL.

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Under the Lease Acquisition Agreements, SFL will have the right to acquire leases from the Land Banks.   The aggregate purchase price for the leases will be equal to a 50% minimum return, or 50% annualized return, whichever is greater, of the total investment raised by LB through the sale of its shares of our Common Stock and utilized for the support of the Land Banks. SFL’s acquisitions of Leases may occur from time to time, but must be completed within two years from the date the Land Bank is formed.   Additionally, if the SFL has borrowed funds pursuant to the Land Bank Loan, the Land Bank Loan will bear interest at 50% minimum return, or 50% annualized return, whichever is greater, and be payable in full not later than two years after each of the Land Banks were formed, which was February and May of 2012, respectively.

At the time SFL completes the acquisition of all the Leases or pays the loan in full, whichever is later, the Lease Acquisition Agreement will require that SFL make an additional payment to the Land Bank equal to the greater of (a) 50% of the total contributions by Participants to the Land Bank less the sum of (i) Lease acquisition payments made by SFL to the Land Bank in excess of the Land Bank’s costs to acquire the Leases plus (ii) aggregate interest paid on the loan to SFL or (b) an amount that, after taking into account the amount and timing of all distributions from the Land Bank to Participants, will repay the Participants’ contributions and provide a 50% minimum return, or 50% annualized return, whichever is greater, to the Participants on their non-repaid contributions (that is, contributions not yet repaid) over the life of the Land Bank.

If, for any reason, SFL fails to acquire all remaining leases or repay the loan as discussed above, in addition to any other remedies it may have for such failure, the Land Bank may sell the remaining leases to other purchasers.  Additionally, we will be liable if SFL does not perform its obligations.

Plan of Operations

During the remainder of 2012, if sufficient funds are obtained, we plan to re-complete the Test Well that was originally drilled in December 2009 in the Barnett Shale and drill four additional wells, one of which will be a gas-injection well, at the test-well site. Because of a lack of funds, the Test Well was not previously completed and put into production as an operating well. Management believes that re-completing the Test Well will prove that oil and gas reserves are at the site and will be placed into production as an operating well. We plan to acquire oil and gas leases in the surrounding area and begin drilling additional five-well projects in the Barnett Shale. We also intend to drill horizontal wells in the Marble Falls Formation on the same acreage. The amount of leased acreage we acquire and the number of five-well projects in the Barnett Shale and horizontal wells in the Marble Falls Formation will depend to a large extent on whether we are successful in raising sufficient capital to execute this plan of operation.

DESCRIPTION OF PROPERTIES

Our properties and principal asset consists of an unevaluated oil and natural gas property in the Bend Arch-Fort Worth Basin in Texas.

The unevaluated oil and natural gas property was originally drilled in 2009, as a test well. However, additional capital was needed for us to commence further drilling activities. As a result of the additional capital requirements, the reservoir analysis has not yet being completed. As such, we have classified the oil and natural gas property as unevaluated as of December 31, 2011. As of December 31, 2011, the primary term of the our oil and natural gas lease, which we hold through SFL, was through March 2012; however, subsequent to December 31, 2011, SFL extended the primary term through March 2014.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 10, 2012 with respect to the beneficial ownership of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the directors and executive officers; and (iii) our directors and executive officers as a group. Except as otherwise indicated, to our knowledge each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of	Number of Shares of Common		Percent of
Beneficial Owner (1)	Stock Beneficially Owned		Outstanding Shares

Tom Griffin, Director and Chairman of the Board	17,149,579	(2)	43.4	%(5)

Bruce A. Hall, Director, Chief Executive Officer, and Chief Financial Officer	8,347,826	(3)	21.1	%(5)

Vernon Hughes, Director of Field Operations, Textron Southwest	6,000,000	(4)	13.0	%(6)

Jack Nelson, Director	-		-

Directors and executive officers as a group	25,497,405		64.6	%(5)

(1)	The address of each beneficial owner is care of the Company at 4011 W. Plano Parkway, Suite 126, Plano, Texas 75093.
(2)	Includes shares held by Long Branch Petroleum, L.P., of which Mr. Griffin is the President.
(3)	Includes shares held by BHDH Family, L.P., of which Mr. Hall’s spouse is the general partner and the primary limited partner.
(4)	Includes 3,000,000 exercisable warrants to purchase shares of Common Stock.
(5)	Based upon 39,478,261 outstanding shares of Common Stock.
(6)	Based upon 46,243,117 fully-diluted outstanding shares of Common Stock. This includes 39,478,261 outstanding shares of Common Stock and 6,784,856 exercisable warrants to purchase shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as our directors and executive officers and significant employees. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our executive officers are appointed by our Board and hold office until their death, resignation, or removal from office. There are no family relationships between any of our directors or executive officers.

Name	Age	Positions

Tom Griffin	67	Chairman of the Board, President, Secretary, Director

Bruce A. Hall	56	Chief Executive Officer, Chief Financial Officer, Director

Jack Nelson	65	Director

Vernon Hughes	49	Control Person

Tom Griffin, Director, Chairman of the Board, President, Secretary and Director

Mr. Griffin has over 16 years of experience in the exploration and production of oil and natural gas. Since 1997, he began as the chief executive of SFP2, where he managed drilling of 25 wells and provided substantial investment returns to investors, then later became chief executive of SFP, an oil and gas exploration and production company that is currently a holding company. Mr. Griffin was selected to serve as a director of the Company due to his extensive experience and expertise in managing companies involved in the field of oil and gas exploration.

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Bruce A. Hall, Chief Executive Officer, Chief Financial Officer, and Director

Mr. Hall is a senior financial executive with experience in the energy, real estate, private equity, construction, and manufacturing industries. From May 2003 to present, Mr. Hall has been the principal of his own CFO consulting and advisory firm assisting both large and small public and private companies with complete services, including, all areas of accounting and financial operations, interim CFO and COO, mergers and acquisitions, recapitalizations, crisis management, cash flow management, banking and capital, taxation and regulatory (including extensive SEC reporting), and compliance. Since July 2008, Mr. Hall has been the chief financial officer and a director of Triland International, Inc., a privately held Canadian real estate group conducting residential and commercial real estate development and construction. Since July 2008, Mr. Hall has also been the chief financial officer and a director of Chipman Development Corporation and Canadian Cottage Corporation, both affiliates of Triland. Since March 2006, Mr. Hall has been the chief financial officer and a director of Nortia Capital Partners, Inc., a publicly traded merchant banking firm. Since January 2008, Mr. Hall has been the chief financial officer and director of System Services, Inc., a privately held information technology company. Since September 2008, Mr. Hall has been a director of Arcland Energy Corporation, a publicly traded oil and gas exploration and development company. From March 2006 to April 2009, Mr. Hall was the chief financial officer and a director of Knight Energy Corp., a publicly traded oil and gas exploration and production company that filed for protection under Chapter 11 of the United States Bankruptcy Code (the “Code”) in April 2009, and was converted to a Chapter 7 in April of 2010. From May 2004 to July 2007, Mr. Hall was the chief financial officer of RG America, a publicly traded company in the insurance restoration business. From May 1999 to May 2003, Mr. Hall was the chief financial officer of Probex Corp., a formerly publicly traded used oil recycling company that filed for bankruptcy protection under Chapter 7 of the Code in May 2003. Mr. Hall began his career in public accounting with Ernst & Young LLP, and is a licensed Certified Public Accountant in the State of Texas, a licensed Certified Management Accountant. He graduated from the University of Texas at Austin in B.S. in Accounting and a minor in Finance. Mr. Hall was selected to serve as a Director of the Company due to his being a Certified Public Accountant, a Certified Management Accountant, and his extensive experience as a CFO.

Jack Nelson, Director

Mr. Nelson has extensive experience in many facets of the construction, aviation, and oil and gas industries. His depth of knowledge extends through sales, marketing, management and consulting. Mr. Nelson has worked with international land and commercial development companies as well as international aviation companies. Since 2007, he has served as President of D&J Enterprises LLC, a multifaceted management and consulting firm. From 2008 to 2010, he also served as Vice President of SF Petro, Inc. (formerly Santa Fe Petroleum, Inc.), a private oil and gas company incorporated in Texas that is controlled by our Principal Stockholder and is now a non-operating holding company. Mr. Nelson is a military veteran having served as an officer flying helicopters in the Army. He is a multi-rated pilot, and from 1990 to 2008, he served as a captain for ATA Airlines. Mr. Nelson was selected to serve as a Director of the Company due to his extensive experience in several industries and specifically, for the oil and gas industry.

Indemnification of Directors and Officers

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment in the Company may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

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EXECUTIVE COMPENSATION

In accordance with Item 402(m) of Regulation S-K for a smaller reporting company, the Summary Compensation Table below sets forth from May 11, 2011 (commencement of operations) through December 31, 2011, the compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $		Option Awards $	Nonequity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All other Compensation $	Total $
Bruce A. Hall, PEO and PFO	2011	90,000	-	116,629	(1)	-	-	-	-	206,629
Tom Griffin, President	2011	90,000	-	-		-	-	-	-	90,000

(1)	Effective May 11, 2011(commencement of operations), Mr. Griffin granted 8,347,826 shares of common stock to Mr. Hall. Under SAB Topic 5T, Miscellaneous Accounting, this grant was deemed stock based compensation of the Company and was valued in accordance with ASC 718, Stock Compensation, based on the net asset value of the Company on May 11, 2011.

The Company has no outstanding equity award plans.

The Company’s does not have written agreements directly with its officers and consultants. Instead, written agreements are between the Company’s wholly-owned subsidiaries and/or affiliated of the Company. The following represents the oral agreements with our named executive officers

1. Bruce A. Hall serves as Chief Executive Officer and Chief Financial Officer of the Company pursuant to an oral agreement among Mr. Hall, Santa Fe Operating, Inc. and the Company (the “Hall Agreement”). Pursuant to the terms of the Hall Agreement, the Company has agreed to pay Mr. Hall a $10,000 monthly fee plus payment of out of pocket expenses. The Hall Agreement is terminable on 30 days’ notice.

2. Tom Griffin serves as President of the Company, pursuant to an oral agreement among Mr. Griffin, SF Petroleum, LLC (an affiliate of the Company) and the Company (the “Griffin Agreement”). Pursuant to the terms of the Griffin Agreement, the Company has agreed to pay Mr. Griffin a $15,000 monthly fee plus payment of out of pocket expenses in return for his consulting services. The Griffin Agreement is terminable on 30 days’ notice.

The Company has not paid any director compensation since the commencement of operations.

Mr. Hall acquired all of the shares of Common Stock of the Company beneficially owned by him (the “Hall Shares”) from LB in exchange for promissory notes totaling $83,478.26 (the “Note”). The principal of and accrued interest upon the Note is due and payable in equal quarterly installments, each in the amount of $20,869.57, commencing on the date on which SFO completed its reverse merger with us (the “Loan Commencement Date”) and continuing on the last day of each third month thereafter until the one year anniversary of the Loan Commencement Date, when the entire unpaid principal balance of the Note shall be due and payable in full. If Mr. Hall fails to pay the Note, the Hall Shares will revert to LB. In addition, if Mr. Hall resigns as an officer of the Company or is terminated for cause, LB will have the right to acquire 4,000,000 of such shares if the resignation or termination occurs before May 10, 2013; 2,666,666 of such shares if the resignation or termination occurs after May 10, 2013 and before May 102, 2014; and 1,333,334 of such shares if the resignation or termination occurs after May 10, 2014 and before May 10, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Following is a description of certain relationships and related transactions between us and our directors, executive officers, and 5% stockholders. In the future, we plan to present all such possible transactions to our Board for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors, and such transactions will be on terms no less favorable than those available to disinterested third parties.

Capitalization of SFO

On May 11, 2011, SFO acquired 100% of the member units of SFL in exchange for 33,478,261 shares of Common Stock and 1,999,150 warrants to SFL member unit holders in exchange for their SFL member units. All the SFL member unit holders were entities under the control of Tom Griffin, our chairman of the board. This acquisition was accounted for as a combination of entities under common control; therefore, the assets transferred are reflected on our balance sheet at their historical cost basis of $494,132.

In connection with the SFL Acquisition, we acquired SFL’s oil and natural gas working interests of 100% with a net revenue interest of 75% for the Test Well in Comanche County, Texas. Additionally, we acquired a mineral lease over approximately 76 acres of land as part of the SFL Acquisition. Initially, the lease was acquired for $31,390 from a third party through an entity controlled by the Principal Stockholder. In connection with the SFL Acquisition, which was accounted for as a combination of entities under common control, the lease was acquired by SFL for the historical cost of $31,390 from the entity controlled by the Principal Stockholder.

Share Exchange

In the Exchange described above, Mr. Griffin exchanged 18,157,329 shares of SFO for 18,157,329 shares of our Common Stock, and Mr. Hall exchanged 8,347,826 shares of SFO for 8,347,826 shares of our Common Stock.

Land Banks

The President of both LB and SFP is Tom Griffin, our President and Chairman of the Board. The arrangement with the Land Banks, and other similar arrangements we intend to enter into, is designed to allow us to build an inventory of oil and gas leases in the same vicinity as our Test Well in a more cost-efficient manner. We have not had, and currently do not have, the funds required to acquire the acreage directly. We anticipate that upon the announcement of successful drilling results, the cost of acreage would be significantly higher than current rates. As a result, we believe that the Land Banks and other similar arrangements provide us control of acreage despite our current lack of funds and provide us a protection against substantial price increases for leases. As of September 1, 2012, the Land Banks had acquired 10 leases on approximately 1,524 acres. Under the Lease Acquisition Agreements, we can purchase the leases, or portions of the leases, held by the Land Banks from time to time and are obligated to purchase all the leases held by the Land Banks within two years from the dates the Land Banks were formed, subject to change by mutual consent. The Land Banks were formed in February and May of 2012. The aggregate purchase price for the leases will be equal to a 50% minimum return, or 50% annualized return, whichever is greater, of the total investment raised by LB through the sale of its holdings of our Common Stock and utilized for the support of the Land Banks.

The primary term for each lease is three (3) years and the Land Bank has an option to renew the lease term for an additional two (2) year period with a payment of one hundred dollars ($100) per acre. The lease is in full force as long as there is oil or gas produced in paying quantities. Paying quantities is defined as the amount of oil or gas sold to a third party (any amount) and is not therefore considered as a dry hole. If either (1) there is a dry hole or (2) drilled wells do not produce oil and gas to be sold at paying quantities for 90 consecutive days, then the Land Bank will pay a shut in royalty of $1.00 per acre annually. The Land Bank’s failure to pay the shut in royalty shall render the Land Bank liable for the royalty payment but does not terminate the lease.

The material terms under each of the Lease Acquisition Agreements includes that we may purchase the leases, or portions of the leases, held by the Land Banks from time to time, provided, however, that we are obligated to purchase all the leases held by the Land Banks within two years from the from the date the Land Banks were formed, respectively, subject to change by mutual consent. During the term of the Lease Acquisition Agreements, the Land Bank cannot terminate our option to purchase the leases. The aggregate purchase price for the leases will be equal to a 50% minimum return or 50% annualized return, whichever is greater, of the total investment raised by LB through the sale of its holdings of our Common Stock and utilized for the support of the Land Banks. LB acquired shares of our Common Stock as a result of the SFL Acquisition and the subsequent Exchange discussed above.

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Land Bank investors will receive proceeds from the sale of leases by the Land Banks to SFL based on their Participation Agreements, in form attached hereto as Exhibit 10.3. LB will use the funds raised from investors in the Land Banks to acquire oil and gas leases selected by SFL. Additionally, at our discretion, we may borrow up to $150,000 of the funds from the Land Banks for testing the Test Well owned by SFL (the “Land Bank Loan”).

As part of the commercial arrangement with the Land Banks, we have guaranteed all obligations of SFL under the Lease Acquisition Agreement. The amount of our financial risk related to these guarantees will depend on the amount and value of the leases that the Land Banks acquire.

As discussed more fully below, under the Lease Acquisition Agreements, SFL is obligated to acquire leases from the Land Banks. Under the initial terms of the Lease Acquisition Agreements, an initial payment would have been due within thirty (30) days (unless extended by mutual agreement) following the Exchange, equaling the total of all costs funded by Land Banks at the time of the initial payment and the assumption of all outstanding lease drafts and any costs yet to be paid. Effective June 10, 2012, SFL and Land Banks executed an extension of the initial payment date, and pursuant to this extension the initial payment is currently due on September 30, 2012. SFL’s acquisitions of Leases may occur from time to time, but must be completed within two years of February and April of 2012, which are the dates on which each of the Land Banks were formed, respectively.

At the time SFL completes the acquisition of all the Leases or pays the Land Bank Loan in full, whichever is later, the Lease Acquisition Agreements require that SFL make an additional payment to the Land Banks equal to the greater of (a) 50% of the total contributions by participants to the Land Banks less the sum of (i) lease acquisition payments made by SFL to the Land Banks in excess of the Land Banks’ costs to acquire the leases plus (ii) aggregate interest paid on the loan to SFL or (b) an amount that, after taking into account the amount and timing of all distributions from the Land Banks to participants, will repay the participants’ contributions and provide a minimum of a 50% annualized return to the participants on their non-repaid contributions (that is, outstanding contributions not repaid) over the life of each of the Land Banks.

Through our arrangements with the Land Banks, LB will raise capital from third party investors (“Participants”) through a private offering of participation interests, and in turn use its funds to acquire oil and gas leases selected by SFL.  Additionally, at our discretion, we may draw upon the Land Bank Loan for testing the Test Well owned by SFL.

From May 11, 2011 (commencement of operations) through December 31, 2011, Santa Fe Petroleum, Inc. (“SFP Inc.”) expended $73,385 of funds on behalf of the Company and is recorded as a component of accounts payable, related parties in the accompanying consolidated balance sheet at December 31, 2011. SFP Inc. is owned entirely by entities under the control of the Principal Stockholder. The majority of the expenditures were for compensation and legal expenses for the Company related to the Company preparing to structure a transaction to become a publicly traded company.

From May 11, 2011 (commencement of operations) through December 31, 2011, Santa Fe Petroleum, LLC (“SFP LLC”), expended $13,936 of funds on behalf of the Company and is recorded as a component of accounts payable, related parties in the accompanying consolidated balance sheet at December 31, 2011. SFP LLC is owned entirely by entities under the control of the Principal Stockholder. The majority of the expenditures were for legal and consulting expenses for the Company related to the Company preparing to structure a transaction to become a publicly traded company.

The Company’s executive offices are located at 4011 W. Plano Parkway, Suite 126, Plano, Texas 75093, where we occupy approximately 1,000 square feet of office space. We pay rent of $2,625 per month under an arrangement with a company controlled by the Principal Stockholder, which leases the space from an unaffiliated owner. The payment represents our prorated portion of rent, internet services, computer equipment and office supplies. From May 11, 2011 (commencement of operations) through December 31, 2011, we paid $23,649 for this prorated charge. We believe that our current office space and facilities will have to be expanded in the near future to meet our growth plans.

We have engaged, and may engage in the future, in transactions with our affiliates or stockholders, officers and directors of our affiliates. TexTron Southwest, Inc. (“TexTron”) provides operating services including drilling of wells and ongoing operating management for oil and gas entities and is owned by entities under the control of the Principal Stockholder.

Director Independence

Currently we are not subject to a requirement of any securities exchange or inter-dealer quotation system that any of our directors be independent. Mr. Nelson, however, would qualify as an “independent director” under the NASDAQ Stock Market’s Rule 5605(a)(2).

27

RECENT SALES OF UNREGISTERED SECURITIES

On December 1, 2010, we issued a total of 3,000,000 shares of our Common Stock (the “Placement Shares”) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 904 of Regulation S, promulgated thereunder, to two individuals: (i) our then-Principal Executive Officer and Treasurer and (ii) our then-Principal Financial and Accounting Officer. The purchase price for the Placement Shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. The offer and sale of the Placement Shares did not involve any underwriters, underwriting discounts or commissions or any public offering. No advertising or general solicitation was employed in offering the securities.

On May 10, 2012, the Company completed the Exchange, as discussed in Items 1.01 and 3.01 of this Form 8-K/A, and such sections are incorporated herein by reference.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of May 10, 2012, 39,478,261 shares are issued and outstanding. Of these 39,478,261 shares of Common Stock outstanding, 6,000,000 are freely-tradable as a result of the registration of the offer and sale of these shares on Form S-1. The Company commenced a capital formation activity by filing a Registration Statement on Form S-1 to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. The Registration Statement was declared effective on January 9, 2012. On February 6, 2012, the Company issued 2,500,000 shares of common stock pursuant to the Registration Statement on Form S-1 for proceeds of $75,000. On March 20, 2012, a majority of the Company’s Board of Directors approved a 2.4:1 forward stock split (the “Forward Stock Split”). Consistent with the Company’s Articles of Incorporation and Delaware General Corporation Law, the action which was approved by a majority of the shareholders, took effect on the opening of business Tuesday, April 03, 2012. As a result of the Forward Stock Split, the 2,500,000 shares of common stock issued pursuant to the Registration Statement on Form S-1, have been adjusted to 6,000,000 shares of common stock. In accordance with ASC 260, Earnings Per Share, all share and per share amounts have been retroactively adjusted to the beginning of the period to reflect the Forward Stock Split.

The remaining 33,478,261 shares of Common Stock may not be resold unless (i) to a “non-U.S. person” (as that term is defined in Rule 902(k) of Regulation S, promulgated under the Securities Act) in accordance with the Rule 904 of Regulation S, (ii) in a private resale pursuant to Rule 4(1), (iii) to a “qualified institutional buyer” (as that term is defined in rule 144A(a)(1) of the Securities Act) in accordance with Rule 144A(d) of the Securities Act, or (iv) until (x) the Company has been current in its filing requirements under the Exchange Act (other than current reports on Form 8-K) for a period of twelve months, and (y) one year has elapsed since the filing of this Form 8-K/A. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Under Delaware Law, a corporation’s stockholders may appoint directors by cumulative voting as set forth in its certificate of incorporation, however, our certificate of incorporation does not include such a right and therefore our holders of our Common Stock do not have cumulative voting rights. Holders of our Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Pursuant to Article X, Section 6 of our by-laws we have the ability to hold our shareholders liable for calls on partly paid shares in accordance with Delaware General Corporations Law §156 and to redeem shares called by us in accordance with Delaware General Corporations Law §160. Holders of Common Stock have no preemptive rights to purchase our Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock. Delaware General Corporations Law §156 states that the corporation may (emphasis added) issue shares as partially paid and subject to a call on the remaining amount due for the purchase of the issued shares. At the present time, the Corporation has not intent to issue shares for partial payment.

The restrictions on the ability of shareholders to call meetings in Article III, the authority of your Board to set the size of your board and appoint directors in Article V, and limitations on the ability to remove directors in Article V of Exhibit 3.2 would have an effect of delaying, deferring, or preventing a change in control.

28

Article III, Section 2, states, “Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president or vice president (if any) or secretary at the request in writing of the majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding shares of stock of this corporation then entitled to vote, and may not be called by the stockholders absent such request. Any such request shall state the purpose or purposes of the proposed meeting.” Accordingly, it would take shareholders owning a majority of the shares to call such a meeting. In the event that management owns a majority of the shares entitled to vote, the minority shareholders would have no authority to call a special meeting in the event they wished to attempt to remove the management of the Company Article V, Section 1 states, “The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least one person, unless and until otherwise determined by vote of a majority of the entire Board of Directors. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware or shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.” The effect of this provision precludes the minority shareholders from being able to affect the number of directors of the Company because the current members of the Board have the sole authority to determine the number of directors. Since the minority shareholders cannot elect any directors, where the absence of cumulative voting is in existence, as currently exists, the minority shareholders can never elect a director of their choosing. This effectively precludes any takeover attempt without the approval of the directors then sitting on the Board.

Preferred Stock

We have not authorized the issuance of shares of preferred stock. In order to authorize the issuance of shares of preferred stock, our stockholders and members of the Board will be required to amend our Certificate of Incorporation to designate and fix the relative rights, preferences and limitations of the preferred stock.

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Boards’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At May 10, 2012, there were 39,478,261 shares of our Common Stock outstanding held by approximately 86 holders of record. In addition, we have issued warrants to acquire 6,764,856 shares of our Common Stock at $0.50 per share exercisable for 3 years.

The Company’s Common Stock is currently trading on the Over the Counter Bulletin Board under the symbol SFPI.

Dividend Policy

We currently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board.

29

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder is an adverse party or has a material interest adverse to us.

Financial Statements and Supplementary Data.

Not applicable to Smaller Reporting Companies.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Effective July 10, 2012, the Company dismissed Weinberg & Baer LLC (“Weinberg”) as our certifying accountants. Our Board approved this action. The reports of Weinberg on the Registrant’s financial statements for each of the fiscal years ended December 31, 2011 and 2010 and the interim period ended March 31, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their report expressed substantial doubt as to the Registrants ability to continue as a going concern.

On July 10, 2012, we engaged Rothstein Kass as our new independent accountant. Our Board approved this action. The decision to dismiss Weinberg and to engage Rothstein Kass was based on our business plan for the acquisition, exploration and development of oil and gas properties. Rothstein Kass was engaged to review our Form 10-Q for the quarter ended June 30, 2012.

Financial Statements and Exhibits.

 (a) Financial Statements of business acquired.

 The required financial statements of Santa Fe Operating, Inc. and its subsidiary for the periods specified in Rule 3-05(b) of Regulation S-X are included herein. This Current Report includes the audited consolidated financial statements for the period from May 11, 2011 (Commencement of Operations) to December 31, 2011 and the unaudited consolidated financial statements for the three months ended March 31, 2012.

SANTA FE OPERATING, INC. AND SUBSIDIARY
(A Development Stage Company)
Contents

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Santa Fe Operating, Inc.:

We have audited the accompanying consolidated balance sheet of Santa Fe Operating, Inc. and Subsidiary (A Development Stage Company) (collectively the “Company”) as of December 31, 2011 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from May 11, 2011 (commencement of operations) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of their operations and their cash flows for the period from May 11, 2011 (commencement of operations) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has an accumulated deficit, a working capital deficit and a net loss from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein Kass

Dallas, Texas

April 9, 2012

(Except for Note 10, as to which the date is May 10, 2012)

31

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (Unaudited)	December 31, 2011

ASSETS

Unevaluated oil and natural gas property, successful efforts method	$494,132	$494,132
Deferred offering costs	23,784	23,784

Total assets	$517,916	$517,916

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$256,473	$203,338
Accounts payable, related parties	87,321	87,321
Accrued compensation	187,350	127,350

Total current liabilities	531,144	418,009

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, zero issued and outstanding	-	-
Common stock, $0.0001 par value, 50,000,000 shares authorized 33,478,261 shares issued and outstanding	3,348	3,348
Additional paid in capital	638,149	638,149
Deficit accumulated during the development stage	(654,725)	(541,590)

Total stockholders' equity (deficit)	(13,228)	99,907

Total liabilities and stockholders' equity (deficit)	$517,916	$517,916

32

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2012 (Unaudited)	Period from May 11, 2011 (commencement of operations) through December 31, 2011	Period from May 11, 2011 (commencement of operations) through March 31, 2012 (Unaudited)

Expenses
Compensation	$60,000	$303,581	$363,581
Professional	1,815	115,650	117,465
Consulting	30,400	96,200	126,600
Rent	7,884	23,649	31,533
Other	13,036	2,510	15,546

Total expenses	113,135	541,590	654,725

Net loss	$(113,135)	$(541,590)	$(654,725)

Basic and diluted loss per share	$(0.00)	$(0.02)	$(0.02)

Basic and diluted weighted average shares outstanding	33,478,261	33,478,261	33,478,261

33

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid - In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

May 11, 2011 - Common stock and 1,999,150 warrants issued to unit holders of Santa Fe Land, LLC	33,478,261	$3,348	$490,784		$494,132

May 11, 2011 - Stock based compensation provided by Principal Stockholder			123,581		123,581

May 17, 2011 - Common stock and 1,573,956 warrants issued for capital placement fees provided by Principal Stockholder			23,784		23,784

Net loss				(541,590)	(541,590)

Balances at December 31, 2011	33,478,261	3,348	638,149	(541,590)	99,907

Net loss (Unaudited)				(113,135)	(113,135)

Balances at March 31, 2012 (Unaudited)	33,478,261	$3,348	$638,149	$(654,725)	$(13,228)

34

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2012 (Unaudited)	Period from May 11, 2011 (commencement of operations) through December 31, 2011	Period from May 11, 2011 (commencement of operations) through March 31, 2012 (Unaudited)

Cash flows from operating activities
Net loss	$(113,135)	$(541,590)	$(654,725)
Adjustments to reconcile net loss to net cash used in operating activities:
May 11, 2011 - Stock based compensation		123,581	123,581
Increase in cash attributable to changes in operating assets and liabilities:
Accounts payable	53,135	203,338	256,473
Accounts payable, related parties		87,321	87,321
Accrued compensation	60,000	127,350	187,350

Net cash used in operating activities	-	-	-

Net increase (decrease) in cash	-	-	-

Cash , beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of non-cash investing activity
Unevaluated oil and natural gas property acquired through the Santa Fe Land, LLC acquisition
	$-	$494,132	$494,132

Supplemental disclosure of non-cash financing activity
Common stock and warrants issued to capital placement group as deferred offering costs
	$-	$23,784	$23,784

35

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nature of Operations

Santa Fe Operating, Inc. (“Operating”) and Subsidiary (collectively the “Company”, “We”, or “Our”) are privately owned companies which are engaged in the acquisition, exploration, development, and producing and marketing of oil and natural gas.

The Company was incorporated on May 11, 2011 (commencement of operations) under the laws of the State of Delaware and is classified as a development stage company in accordance with Accounting Standard Codification (“ASC”) 915, Development Stage Entities, since no revenues have been generated from inception through the date of these consolidated financial statements. During the development stage, the Company has primarily incurred compensation, professional, and consulting expenses associated with the Company’s contemplated equity financing plan.

On May 10, 2012, Operating and Baby All Corp. (“Baby All”) entered into a Share Exchange Agreement (the Exchange Agreement”). Pursuant to the Exchange Agreement, the shareholders of Operating were issued a share of Baby All’s common stock, $0.0001 par value (Common Stock”) in exchange for each of their shares of Operating. As a result, the shareholders of Operating were issued 33,478,261 shares of Common Stock and Operating became a wholly-owned subsidiary of Baby All upon the closing of the Share Exchange. Additionally, the shareholders of Operating were issued warrants to purchase 6,764,856 shares of Common Stock at $0.50 per share.

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of Operating will own and control approximately 84.8% of Baby All’s outstanding Common Stock. In connection with the reverse merger, the Company will change its name to Santa Fe Petroleum, Inc.

1.	Going Concern and Liquidity

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $113,135 (unaudited) for the three months ended March 31, 2012 and $541,590 for the period from May 11, 2011 (commencement of operations) through December 31, 2011. Additionally, at March 31, 2012 and December 31, 2011, the Company had no cash, a working capital deficit of $531,144 (unaudited) and $418,009 and an accumulated deficit of $654,725 (unaudited) and $541,590, respectively, which could have a material impact on the Company’s financial condition and operations.

Our substantial obligations pose risks to our business and stockholders by:

•	making it more difficult for us to satisfy our obligations;
•	impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and
•	making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.

The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures and working capital requirements. Our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. Management believes that the contemplated equity financing, which will require the Company to become publicly traded, will provide several options in obtaining financing from third parties in order to carry out the business plan of the Company.

The accompanying consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amount and classification of liabilities which may result from the inability of the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

36

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additionally, the accompanying consolidated financial statements as of March 31, 2012 and for the three month period then ended have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q, and reflect, in the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Operating results for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

These consolidated financial statements were approved by management and available for issuance on April 9, 2012. Subsequent events have been evaluated through this date.

Principles of Consolidation

The accompanying consolidated financial statements include the general accounts of Santa Fe Operating, Inc. and its wholly-owned subsidiary as of March 31, 2012 (unaudited) and December 31, 2011. All significant intercompany transactions, accounts and balances have been eliminated in consolidation.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and natural gas producing activities, as further defined under ASC 932, Extractive Activities - Oil and Natural Gas. Under these provisions, costs to acquire mineral interests in oil and natural gas properties, to drill exploratory wells that find proved reserves, and to drill and equip development wells are capitalized.

Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process that relies on interpretations of available geologic, geophysic, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well. Capitalized costs of producing oil and natural gas interests are depleted on a unit-of-production basis.

Oil and Gas Properties (continued)

If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If a determination cannot be made as to whether the reserves that have been found can be classified as proved, the cost of drilling the exploratory well is not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired and its costs are charged to expense. Its cost can, however, continue to be capitalized if a sufficient quantity of reserves is discovered in the well to justify its completion as a producing well and the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project.

Impairment of Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with ASC 360-10, Property, Plant and Equipment, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to the undiscounted cash flow that the asset or asset group is expected to generate. If such assets or asset groups are considered to be impaired, the loss recognized is the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Deferred Offering Costs

The Company complies with the requirements of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 5A, Expenses of Offering. Deferred offering costs consist principally of the fair value of stock grants and warrants issued to placement agents incurred through March 31, 2012 (unaudited) and December 31, 2011 that are related to the Company’s contemplated equity financing and will be charged to stockholders’ equity upon the receipt of the contemplated equity financing proceeds or charged to expense if the contemplated equity financing is not completed.

37

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Income taxes are accounted for under the asset and liability method of ASC 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective May 11, 2011 with the commencement of operations, the Company adopted provisions of ASC 740, Sections 25 through 60, Accounting for Uncertainties in Income Taxes. These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. Upon the adoption of ASC 740, the Company had no unrecognized tax benefits. For the three months ended March 31, 2012 (unaudited) and for the period from May 11, 2011 (commencement of operations) through December 31, 2011, no adjustments were recognized for uncertain tax benefits. The Company’s initial tax year for 2011 is still subject to audit.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties were recognized during the three months ended March 31, 2012 (unaudited) or for the period from May 11, 2011 (commencement of operations) through December 31, 2011.

The Company is subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, the Company may incur additional tax expense based upon the outcomes of such matters. In addition, when applicable, the Company will adjust tax expense to reflect the Company’s ongoing assessments of such matters which require judgment and can materially increase or decrease its effective rate as well as impact operating results. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The number of years with open tax audits varies depending on the tax jurisdiction. The Company’s major taxing jurisdictions include the United States.

Stock-Based Compensation

The Company adopted ASC 718, Compensation – Share Based Compensation, as of May 11, 2011. This statement requires the recognition of compensation expense measured at fair value when the Company obtains employee services in stock-based payment transactions.

Net Income (loss) per Common Share

The Company computes earnings (loss) per share in accordance with ASC 260-10, Earnings Per Share. ASC 260-10 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. At March 31, 2012 (unaudited) and December 31, 2011, there were warrants to purchase 3,573,106 shares of the Company’s common stock which may dilute future earnings per share.

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

38

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Use of Estimates (continued)

The Company’s estimates of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of natural gas and oil that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable natural gas and oil reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future natural gas and oil prices, future operating costs, severance taxes, development costs and workover costs, all of which may in fact vary considerably from actual results. The future drilling costs associated with reserves assigned to proved undeveloped locations may ultimately increase to the extent that these reserves are later determined to be uneconomic. For these reasons, estimates of the economically recoverable quantities of expected natural gas and oil attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity of the reserves, which could affect the carrying value of the Company’s oil and natural gas properties and/or the rate of depletion related to the oil and natural gas properties.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010–03, Extractive Activities – Oil and Gas (Topic 932), to align the oil and natural gas reserve estimation and disclosure requirements of Topic 932 with the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting. The Company adopted ASU No. 2010-03 on May 11, 2011 (commencement of operations). There was no immediate impact of this adoption since the Company is in the development stage and its oil and natural gas property are not proven. Management expects ASU No. 2010-03 to affect the Company once the Company has the financial wherewithal to carryout its drilling plans.

In December 2011, the FASB issued ASU No. 2011–11, Disclosures about Offsetting Assets and Liabilities. This ASU affect all entities that have financial instruments and derivative instruments that are either offset or subject to an enforceable master netting arrangement or similar agreement. ASU 2011–11 requires an entity to disclose information about offsetting and related arrangements to enable user of its financial statements to understand the effect of those arrangements on its financial position. The provisions of ASU 2011–11 are applicable to annual reporting periods beginning on or after January 1, 2011 and interim periods within those annual periods. The Company has not yet determined the impact of this ASU on its consolidated financial statements.

The Company qualifies as an “emerging growth company” pursuant to the provisions of the JOBS Act.  Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  However, the Company has chosen to “opt out” of this extended transition period, and as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-“emerging growth companies”.  The Company’s decision to opt out of the extended transition period is irrevocable.

3.	Acquisition of Oil and Natural Gas Company

On May 11, 2011, the Company acquired 100 percent of the member units of Santa Fe Land, LLC (“LAND”), a Texas limited liability company. The Company issued 33,478,261 shares of common stock and 1,999,150 warrants to LAND member unit holders in exchange for their LAND member units. The LAND member unit holders were comprised entirely of entities under the control of Tom Griffin, the Company’s Chairman of the Board and a related party (the “Principal Stockholder”),. The acquisition of LAND is being accounted for as a combination of entities under common control. Therefor, the acquisition has been recorded at the historical cost basis of the assets transferred. The warrants to purchase common stock of the Company are at an exercise price of $0.50 per share and have a three year exercise period.

39

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company acquired LAND’s oil and natural gas working interests of 100% with a net revenue interest of 75% for the Barnett Cody #1A in Comanche County, Texas. Additionally, the Company acquired approximately 76 acres of land as part of the purchase.

The following table presents a summary of the historical costs of assets and liabilities acquired at the date of acquisition:

Assets acquired, unevaluated oil and natural gas property	$494,132
Liabilities assumed	-

Net assets acquired for 33,478,261 shares of Company common stock and 1,999,150 warrants to purchase Company common stock at $0.50 per share	$494,132

Concurrent with this transaction, the Principal Stockholder assigned 10,446,782 of his personal shares and 1,573,956 warrants in the Company to employees and consultants of the Company for services rendered. Under SAB Topic 5T, Miscellaneous Accounting, payments made by a principal stockholder to settle the Company’s obligations were deemed to be capital contributions.  Accordingly, the assignment of shares has been recognized in the accompanying consolidated financial statements as stock based compensation and deferred offering costs of approximately $124,000 and $24,000, respectively.

4.	Unevaluated Oil and Natural Gas Property

The Company’s principal asset consists of an unevaluated oil and natural gas property in Comanche County, Texas, which approximated $494,000 as of March 31, 2012 (unaudited) and December 31, 2011.

The unevaluated oil and natural gas property was originally drilled in 2009, as the Barnett Cody #1A test. However, additional capital was needed for the Company to commence further drilling activities. As a result of the additional capital requirements, the reservoir analysis has not yet being completed. As such, the Company has classified the oil and natural gas property as unevaluated as of March 31, 2012 (unaudited) and December 31, 2011. As of December 31, 2011, the primary term of the Company’s oil and natural gas lease was through March 2012; however, subsequent to December 31, 2011, the Company extended the primary term through March 2014.

Additionally, as of December 31, 2011, the Company performed an impairment assessment of its unevaluated oil and natural gas property. This assessment included various factors such as management’s intention with regard to future exploration and development of wells in the geological area, the ability to extend the primary term of the lease for a reasonable period of time, the Company’s ability to obtain funds to finance exploration and development and the estimated discounted cash flows from the geological area as estimated based on initial core samples obtained in 2009 and an updated petroleum engineering analysis performed on October 1, 2011. Based on this analysis, no impairment charge was recorded to the carrying amount of the Company’s unevaluated oil and natural gas property as of December 31, 2011.

5.	Income Taxes

There was no income tax during the three month period ended March 31, 2012 (unaudited) or the period from May 11, 2011 (commencement of operations) to December 31, 2011 due to the Company’s net loss and valuation allowance position.

The Company’s effective tax expense differs from the “statutory” tax expense (benefit) for the three month period ended March 31, 2012 (unaudited) and the period from May 11, 2011 (commencement of operations) to December 31, 2011 (computed by applying the Federal Corporate tax rate of 35% to loss before taxes), as follows:

	2012 (unaudited)	2011
Computed “expected” tax benefit (expense)	$39,597	$189,557
Stock based compensation	-	(43,253)
Valuation allowance	(39,597)	(146,303)

Net taxable benefit	$-	$-

40

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at March 31, 2012 (unaudited) and December 31, 2011 are as follows:

	March 31, 2012 (unaudited)	December 31, 2011
Deferred tax assets:
Net operating loss carryforward	$120,328	$101,730
Accrued compensation	65,573	44,573
Total deferred tax assets	185,900	146,303
Valuation allowance	(185,900)	(146,303)
Net deferred taxes	$-	$-

In assessing the recognition of deferred tax assets, management estimates it is more likely than not that the Company will not be able to recover its deferred tax asset. As a result, the valuation allowance has been recorded for the entire amount of the net deferred tax asset. As of March 31, 2012 and December 31, 2011, the Company’s net operating loss carry-forwards approximated $344,000 (unaudited) and $291,000 and expire in years through 2032.

6.	Stockholders’ Equity

Capital Structure

The Company is authorized to issue up to 5,000,000 shares of preferred stock, at $0.0001 par value per share, of which none were issued and outstanding as of March 31, 2012 (unaudited) and December 31, 2011.

The Company is authorized to issue up to 50,000,000 shares of common stock, at $0.0001 par value per share, of which 33,478,261 shares were issued and outstanding at March 31, 2012 (unaudited) and December 31, 2011.

Common Stock

Effective on the commencement date of May 11, 2011 (commencement of operations), the Company issued 33,478,261 shares of common stock for the acquisition of LAND from a related party. The stock was valued based on the historical cost basis of the asset acquired, which approximated $494,000.

Stock Warrants

Effective on the commencement date of May 11, 2011(commencement of operations), the Company granted 1,999,150 warrants to purchase common stock for the acquisition of LAND. The warrants have an exercise price of $0.50 per share and an exercise period of three years from the date of grant. The Company evaluated the warrants and determined that the warrants were not separable from the common stock issued for the acquisition of LAND. Therefore, no Black Scholes calculation was made by the Company.

Effective May 17, 2011, the Company granted 1,573,956 warrants to purchase common stock to a consultant of the Company. The Company evaluated the stock warrants in accordance with ASC 718, Stock Compensation, and utilized the Black Scholes method to determine valuation. As a result of our analysis, the total value for the stock warrant issuance on the grant date of May 17, 2011 approximated $2,000 and is included in deferred offering costs in the accompanying consolidated balance sheet.

The Company used the following Black Sholes inputs in determining the fair value of the warrants:

Stock Price (grant date)	$0.0139
Exercise Price	$0.50
Expected Term (between vesting period and term of stock options)	1.5
Volatility	153%
Annual Rate of Quarterly Dividends	0.00%
Risk Free Interest Rate (1 year T-bill rate)	0.1%

41

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We have adopted the guidance of ASC 718-10-S99-1 for purposes of determining the expected term for stock warrants. Due to limited historical data to rely upon, we use the "simplified" method in developing an estimate of expected term for stock warrants per ASC 718-10-S99-1. Additionally, the volatility utilized is based on the composite of several comparable guideline companies.

The following table summarizes activity related to warrants:

	Number of Shares	Weighted Average Exercise Price

Balance at May 11, 2011(commencement of operations)	-	$-
Granted	3,573,106	0.50
Exercised	-	-
Forfeited	-	-

Balance at December 31, 2011	3,573,106	0.50
Granted	-	-
Exercised	-	-
Forfeited	-	-

Balance at March 31, 2012 (Unaudited)	3,573,106	$0.50

The terms of warrants to purchase our common stock are summarized below:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2011	Weighted Average Exercise Price

$0.50	3,573,106	2.37 Years	$0.50	3,573,106	$0.50

Warrants Outstanding				Warrants Exercisable
Range of Exercise Prices	Number Outstanding at March 31, 2012 (Unaudited)	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at March 31, 2012 (Unaudited)	Weighted Average Exercise Price

$0.50	3,573,106	2.11 Years	$0.50	3,573,106	$0.50

Stock Grants

Effective May 11, 2011(commencement of operations), the Principal Stockholder granted 8,872,826 shares of common stock to employees and consultants of the Company. Under SAB Topic 5T, Miscellaneous Accounting, these were deemed stock based compensation of the Company and were valued in accordance with ASC 718, Stock Compensation. As a result of our analysis, the total fair value for the stock grant, based on the net asset value of the Company on May 11, 2011, approximated $124,000 and is included in compensation expense within the accompanying consolidate statement of operations. Additionally, on May 17, 2011, the Principal Stockholder granted 1,573,956 shares of common stock to a capital placement agent which had a fair value of approximately $22,000, based on the net asset value of the Company on May 17, 2012. This amount is included in deferred offering costs within the accompanying consolidated balance sheet.

42

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Related Party Transactions

On May 11, 2011 (commencement of operations), the Company acquired 100% of the member units of LAND as discussed under Note 4. The LAND member unit holders were comprised entirely of entities under the control of the Principal Stockholder.

For the three months ended March 31, 2012 and from May 11, 2011 (commencement of operations) through December 31, 2011, Santa Fe Petroleum, Inc. (“SFP Inc.”) expended $0 (unaudited) and $73,385, respectively, of funds on behalf of the Company and is recorded as a component of accounts payable, related parties in the accompanying consolidated balance sheet at March 31, 2012 (unaudited) and December 31, 2011. SFP Inc. is owned entirely by entities under the control of the Principal Stockholder. The majority of the expenditures were related to compensation and legal expenses for the Company related to the Company preparing to structure a transaction to become a publicly traded company.

For the three months ended March 31, 2012 and from May 11, 2011 (commencement of operations) through December 31, 2011, Santa Fe Petroleum, LLC (“SFP LLC”), expended approximately $0 (unaudited) and $14,000, respectively, of funds on behalf of the Company and is recorded as a component of accounts payable, related parties in the accompanying consolidated balance sheet at March 31, 2012 (unaudited) and December 31, 2011. SFP LLC is owned entirely by entities under the control of the Principal Stockholder. The majority of the expenditures were related to legal and consulting expenses for the Company related to the Company preparing to structure a transaction to become a publicly traded company.

We currently do not have a lease but we are accruing a pro-rata charge from a company controlled by the Principal Stockholder, which approximated $8,000 (unaudited) and $24,000, respectively, for the three months ended March 31, 2012 and for the period from May 11, 2011 (commencement of operations) through December 31, 2011 and is included in the accompanying consolidated statement of operations.

We have engaged, and may engage in the future, in transactions with our affiliates or stockholders, officers and directors of our affiliates. TexTron Southwest, Inc. (“TexTron”) provides operating services including drilling of wells and ongoing operating management for oil and gas entities and is owned by entities under the control of the Principal Stockholder.

8.	Commitment and Contingencies

From time-to-time the Company may become subject to proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The Company is unaware of any claim or lawsuit as of March 31, 2012 (unaudited) and December 31, 2011.

The Company is subject to various possible contingencies that arise primarily from interpretation of federal and state laws and regulations affecting the oil and natural gas industry. Such contingencies include differing interpretations as to the prices at which oil and natural gas sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Although management believes that it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, environmental matters are subject to regulation by various federal and state agencies.

9.	Subsequent Events

On May 10, 2012, Operating and Baby All Corp. (“Baby All”) entered into a Share Exchange Agreement (the Exchange Agreement”). Pursuant to the Exchange Agreement, the shareholders of Operating were issued a share of Baby All’s common stock, $0.0001 par value (Common Stock”) in exchange for each of their shares of Operating. As a result, the shareholders of Operating were issued 33,478,261 shares of Common Stock and Operating became a wholly-owned subsidiary of Baby All upon the closing of the Share Exchange. Additionally, the shareholders of Operating were issued warrants to purchase 6,764,856 shares of Common Stock at $0.50 per share.

43

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of Operating will own and control approximately 84.8% of Baby All’s outstanding Common Stock. In connection with the reverse merger, the Company will change its name to Santa Fe Petroleum, Inc.

Pro Forma Financial Information (Unaudited)

The following selected unaudited pro forma consolidated financial information of Baby All and Operating is prepared to illustrate the effect of Operating’s reverse acquisition of Baby All, whereby Operating is the acquirer for accounting purposes. The unaudited pro forma consolidated balance sheets give effect to the reverse merger as if it occurred on March 31, 2012 and December 31, 2011. The unaudited pro forma consolidated statements of operations give effect to the merger as if it occurred at the beginning of the three months ended March 31, 2012 and at the beginning of the year ended December 31, 2011.

44

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information (Unaudited)

December 31, 2011

			PRO-FORMA
	BABY ALL	OPERATING	ADJUST		TOTAL

ASSETS

Current assets
Cash and cash equivalents	$300	$-	$-		$300
Deferred offering costs	20,000	-	(20,000	)(A)	-
Total current assets	20,300	-	(20,000)		300

Other assets
Unevaluated oil and natural gas property, successful efforts method	-	494,132	-		494,132
Deferred offering costs	-	23,784	-		23,784

Total other assets	-	517,916	-		517,916

Total assets	$20,300	$517,916	$(20,000)		$518,216

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$41,125	$203,338	$-		$244,463
Accounts payable, related parties	-	87,321	-		87,321
Loans, related parties	22,900	-	-		22,900
Accrued compensation	-	127,350	-		127,350
Total current liabilities	64,025	418,009	-		482,034

Commitments and contingencies

Stockholders' equity (deficit)
Common stock, $0.0001 par value, 200,000,000 shares authorized 39,478,261 shares issued and outstanding	300	3,348	600	(B)	3,948
			(300	)(C)
Additional paid in capital	-	638,149	(600	)(B)	573,824
			300	(C)
			(44,025	)(C)
			(20,000	)(A)
Deficit accumulated during the development stage	(44,025)	(541,590)	44,025	(C)	(541,590)
Total stockholders' equity (deficit)	(43,725)	99,907	(20,000)		36,182

Total liabilities and stockholders' equity (deficit)	$20,300	$517,916	$(20,000)		$518,216

45

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information (Unaudited)

Year Ended December 31, 2011

			PRO-FORMA
	BABY ALL	OPERATING	ADJUST	TOTAL

Expenses
Compensation	$-	$303,581	$-	$303,581
Professional	26,970	115,650	-	142,620
Consulting	-	96,200	-	96,200
Rent	-	23,649	-	23,649
Other	6,600	2,510	-	9,110
Total expenses	33,570	541,590	-	575,160

Net loss	$(33,570)	$(541,590)	$-	$(575,160)

Basic and diluted loss per share				$(0.01)

Basic and diluted weighted average shares outstanding		-		39,478,261

(A) To remove Baby All deferred offering costs.

(B) To record Baby All common shares issued at reverse merger.

(C) To eliminate the capital structure of Baby All.

46

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information (Unaudited)

March 31, 2012
			PRO-FORMA
	BABY ALL	OPERATING	ADJUST		TOTAL

ASSETS

Other assets
Unevaluated oil and natural gas property, successful efforts method	$-	$494,132	$-		$494,132
Deferred offering costs	-	23,784	-		23,784

Total other assets	-	517,916	-		517,916

Total assets	$-	$517,916	$-		$517,916

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$4,000	$256,473	$-		$260,473
Accounts payable, related parties	-	87,321	-		87,321
Accrued compensation	-	187,350	-		187,350
Total current liabilities	4,000	531,144	-		535,144

Commitments and contingencies

Stockholders' equity (deficit)
Common stock, $0.0001 par value, 200,000,000 shares authorized 39,478,261 shares issued and outstanding	550	3,348	600	(B)	3,948
			(550	)(C)
Additional paid in capital	54,750	638,149	(600	)(B)	633,549
			550	(C)
			(59,300	)(C)
Deficit accumulated during the development stage	(59,300)	(654,725)	59,300	(C)	(654,725)
Total stockholders' equity (deficit)	(4,000)	(13,228)	-		(17,228)

Total liabilities and stockholders' equity (deficit)	$-	$517,916	$-		$517,916

47

SANTA FE OPERATING, INC. AND SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Financial Information (Unaudited)

Three Months Ended March 31, 2012
			PRO-FORMA
	BABY ALL	OPERATING	ADJUST	TOTAL

Expenses
Compensation	$-	$60,000	$-	$60,000
Professional	5,845	1,815	-	7,660
Consulting	6,696	30,400	-	37,096
Other	2,734	20,920	-	23,654
Total expenses	15,275	113,135	-	128,410

Net loss	$(15,275)	$(113,135)	$-	$(128,410)

Basic and diluted loss per share				$(0.00)

Basic and diluted weighted average shares outstanding		-		39,478,261

(A) To remove Baby All deferred offering costs.

(B) To record Baby All common shares issued at reverse merger.

(C) To eliminate the capital structure of Baby All.

The pro forma information presented may not be indicative of the financial position or results of operations had the transaction been completed at March 31, 2012 or December 31, 2011 or at the beginning of the each of the periods presented, nor is it indicative of the future financial position or results of the combined entity.

10.	Supplemental Oil and Gas Disclosures (Unaudited)

Since the Company is in the development stage and its oil and natural gas property are not proven, reserve data is not presented

48

Item 7.01.	Regulation FD

On May 11, 2012, the Company issued the press release filed as Exhibit 99.1, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Please see attached financial information.

(b)	Please see attached financial information.

(c)	Please see attached financial information.

(d)	Exhibits.

EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement between the Company and Santa Fe Operating, Inc. dated May 10, 2012 (previously filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on May 11, 2012)

3.1	Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1 of the Company filed on April 5, 2011)

3.2	By-Laws of the Company (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Company filed on April 5, 2011)

3.3	Form of Common Stock Certificate of the Company (previously filed as Exhibit 3.3 to the Registration Statement on Form S-1 of the Company filed on April 5, 2011)

3.4	Amendment to Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on May 24, 2012)

10.1	Design Patent Transfer and Sale Agreement dated December 13, 2010 (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1 of the Company filed on April 5, 2011)

10.2	Form of Lease Acquisition Agreement (previously filed as Exhibit 10.2 to the Current Report on Form 8-K/A filed on June 26, 2012)

10.3	Form of Participation Agreement (previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A filed on June 26, 2012)

10.4	Paid Up Oil and Gas Lease, dated as of March 24, 2009, by and between Cody S. Rogers, an individual, and Gas Group Limited (previously filed as Exhibit 10.4 to the Current Report on Form 8-K/A filed on August 1, 2012)

10.5	Form of Warrants (previously filed as Exhibit 10.5 to the Current Report on Form 8-K/A on August 1, 2012)

10.6	Form of Land Bank Lease, dated as of July 16, 2012

10.6.1	Detail Schedule of Land Bank Leases

10.7	Amendment of Lease Acquisition Agreement, dated as of June 10, 2012, by and between Santa Fe Operating, Inc. and Langtre, LLC

10.8	Investment Banking Agreement, dated as of April 11, 2011, by and between Focus Capital Group and Santa Fe Operating, Inc.

21.1	Subsidiaries

99.1	Press Release, dated May 11, 2012 (previously filed as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed on May 11, 2012)

49

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baby All Corp.

Date: September 7, 2012	By:	/s/Bruce A. Hall
Bruce A. Hall
Chief Executive Officer

50